Exhibit 10.14



                              Promissory Note No. 1


$255,178.08                                              Date:  February 6, 2006
                                                            Salt Lake City, Utah


On or before December 31, 2006, SPEAKING ROSES INTERNATIONAL, INC. (Maker) promises to pay to the order of STEVE HANSON (Holder) or assigns at 11902 SE Stark Street, Portland, OR 97216, or at such other place designated by Holder of this Note, the sum of TWO HUNDRED AND FIFTY FIVE THOUSAND ONE HUNDRED AND SEVENTY EIGHT DOLLARS AND EIGHT CENTS ($255,178.08) with an interest rate of 12% per annum from Date, interest to be paid at maturity. Any part hereof may be paid at any time on or before maturity date. If this Note is placed in the hands of an attorney for collection, Maker promises and agrees to pay Holder's reasonable attorney's fees and collection costs, even though no suit or action is filed thereon. If a suit or action is filed, the amount of such reasonable attorney's fees shall be fixed by the court or courts in which the suit or action, including any appeal therein, is tried, heard, or decided.

At Holder's option, at any time prior to acceptance of payment of this Note, Holder may elect to convert all or part of the principal and accrued interest of this Note to Speaking Roses International Inc. common stock at a price per share of Fifty Cents ($.50), which shares will be issued to the Holder by Maker upon written notice by Holder to exercise the share conversion option. In the event of default on the payment of this Note, Holder, at its option, may demand, in lieu of cash payment, Speaking Roses International Inc. common stock at a price of Fifty Cents ($.50) per share for all or part of the principal and accrued interest on the Note, to be issued to the Holder upon demand.

In order to induce Holder to accept this Note in exchange for $255,178.08 in cash provided herein, Maker hereby promises to issue 125,000 shares of its common stock, $.001 par value (the "Shares") to Holder in reliance upon the representations and warranties of Holder set forth in the Exchange Agreement of even date herewith by and between Holder and Maker, and such representations and warranties are hereby incorporated herein by this reference.


                                        __________________________________
                                        Speaking Roses International, Inc.
                                        By John Winterholler, President and CEO
Agreed and Accepted:



Steven F. Hanson